Exhibit 10.23

Execution Copy

AGREEMENT

This Agreement (the “Agreement”) is made this 22nd day of April, 2005, by and among The PBSJ Corporation (“PBSJ”), a Florida corporation, William Scott DeLoach (“WSD”), an individual, and Dani Blair DeLoach (“DBD”), an individual (collectively “the DeLoaches”).

Recitals

A.	Each party to this Agreement enters into this Agreement freely and voluntarily, and upon the advice of counsel.

B.	WSD and DBD have acquired numerous assets of real and personal property which are now held by them or in their name individually or jointly, or in any other capacity, and in various trusts, partnerships, corporations and other entities, or by their children (the “Covered Persons”).

C.	The DeLoaches desire to transfer possession and ownership of the Assets (as defined below) to PBSJ pursuant to and as more particularly described in this Agreement.

D.	The DeLoaches acknowledge and agree that PBSJ has an equitable interest and other ownership interests in the Assets.

E.	The DeLoaches acknowledge and agree that they will receive valuable benefits under the Agreement, including partial satisfaction of WSD’s restitutionary obligation to PBSJ to the extent of the realizable value of the Assets transferred to PBSJ under this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are hereby incorporated into and made part of this Agreement.

2. Transfer of Ownership. The DeLoaches agree to and hereby do assign, convey and transfer to PBSJ (or its designee) any and all of the right, title, interest, claim and demand which any of the Covered Persons hold individually or jointly, directly or indirectly, in any and all assets, real and personal properties, and rights, of every kind and description and wherever located, as they exist on the date of this Agreement, other than the Retained Assets (as such term is defined below), (collectively, the “Assets”), including without limitation:

(a) Real Property. The real property itemized below.

(i) 3916 Island Estates Place, Aventura, (Miami-Dade County) Florida 33160, a single family residential home with the legal description as follows: Lot 3, Block 2 (f/k/a Lot 9, Block 1) Island Estates according to the Plat thereof recorded in Plat Book 155, Page 3, which is a replat of a part of Tract “A”, Two Islands in Dumfoundling Bay, according to the Plat thereof recorded in Plat Book 141, Page 66 both of the Public Records of Miami-Dade County, Florida. Folio No.: 28-2210-085-0090.

(ii) 19111 Collins Avenue, Unit 1805, Sunny Isles Beach, (Miami-Dade County) Florida, a condominium unit located at 1911 Collins Avenue, Sunny Isles, FL with the legal description as follows: Condominium Unit No. 1805 in OCEAN TWO CONDOMINIUM, according to the Declaration thereof, recorded June 26, 2001 under Clerk’s File No. 01R-331639 in Official Records Book 19740, at Page 2800 of the Public Records of Miami-Dade County, Florida, as amended and/or supplemented from time to time. Folio No.: 31-2202-042-2150.

(iii) 28 Baker Road, Key Largo (Monroe County), Florida, property with the legal description as follows: Lot 28, in Block 3, HARBOR COURSE SECTION FOUR, OCEAN REEF PLAT NO. 13, according to the Plat thereof, as recorded in Plat Book 7, at Page 8 of the Public Records of Monroe County, Florida.

(iv) 25 Angelfish Cay Drive, Key Largo (Monroe County), Florida, property with the legal description as follows: Lot 25, Angelfish Cay, OCEAN REEF PLAT NO. 5, according to the Plat thereof, as recorded in Plat Book 6, at Page 17 of the Public Records of Monroe County, Florida.

(b) Personal Property. All personal property including, but not limited to, jewelry, artwork, vehicles, personal watercraft, boats, and furniture, fixtures and other personal property located on the real property being transferred to PBSJ, and those items identified on Attachment 1 to this Agreement.

(c) Cash and Securities. All cash on hand or in bank deposits and all certificates of deposit and all securities or other financial instruments and bank accounts or other deposit accounts, and all ownership interest in any business or entity including without limitation any corporation, limited liability company.

(d) Insurance Policies. Rights under any insurance policies and annuities to which any Covered Person is named as a beneficiary and all equity in any such policies.

(e) Tax, Insurance and Other Escrows. Rights under any tax, insurance, or other escrows relating to the Assets or any similar deposits.

(f) Property Not Otherwise Described. Except as otherwise provided in Paragraph 3 below, all other assets, properties and rights of every kind and nature owned or held by any of the Covered Persons individually or together with any other person or entity, or in which any of them has an interest, known or unknown, fixed, unfixed, choate or inchoate, accrued, absolute, contingent, or otherwise, whether or not specifically referred to in this Agreement (“Other Assets”).

3. Retained Assets. Anything in Paragraph 2 to the contrary notwithstanding, there shall be excluded from the assets, properties, and rights to be transferred to the PBSJ under this Agreement the following items (collectively, the “Retained Assets”):

(i) 1000 Island Boulevard, Unit 2912, Aventura (Miami-Dade Co.), FL. A condominium with the legal description as follows: Condominium Unit No. 2912, according to the Declarations thereof , recorded on November 15, 1990 under Clerk’s File No. 1990 R 417344, in Official Records Book 14786, on Page 752 of the Public Records of Miami-Dade County, Florida, as amended and/or supplemented from time to time. Folio No. 28-2210-075-3000.

(ii) One of the Lexus automobiles currently titled in the name of WSD and to be agreed upon by the parties.

(iii) The personal property listed on Attachment 2 to this Agreement. Attachment 2 will include the personal effects of WSD and DBD and their children (including certain DBD family heirlooms) and will be agreed upon by the parties to this Agreement as soon as possible following the date of this Agreement.

(iv) That certain Term Life Insurance Policy obtained through the AICPA Life Insurance Trust renewable October 1 of each year with a death benefit of $2 million, including any benefits payable thereunder after the date of this Agreement; provided however that any rebate made after the date of this Agreement of premiums paid with respect to such insurance policy prior to the date of this Agreement shall not be deemed a Retained Asset.

4. No Assumption of Liabilities. PBSJ shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any debts, liabilities or obligations of any of the Covered Persons of any kind, character or description whatsoever regardless of whether any such debt, liability or obligation is disclosed in this Agreement or in any Attachment hereto.

5. Acknowledgements.

(a) Each of the DeLoaches acknowledges and agrees that PBSJ will not make any further monthly payments to WSD in consideration for his cooperation and that WSD’s cooperation obligations shall continue under this Agreement.

(b) The parties acknowledge that PBSJ has directed the real property in Paragraph 2(a) to be titled in the name of Seminole Development II, Inc.

6. Evacuation and Condition of Property. The DeLoaches will promptly upon request of PBSJ remove all of the Retained Assets from the real property listed in Paragraph 2(a) and vacate such premises, and will at all times provide PBSJ unfettered access to all of the Assets. The DeLoaches warrant that each of the Assets to be transferred under this Agreement will be securely held for PBSJ in its current condition until such time as the Assets have been transferred to PBSJ.

7. Cooperation. WSD agrees to make himself available to PBSJ as frequently as necessary and as reasonably requested by PBSJ in order to assist PBSJ in the investigation of the accounting irregularities and misappropriation of funds at PBSJ and will cooperate with PBSJ in such investigation and in seeking the recovery of PBSJ funds.

8. Waiver of Rights. The DeLoaches hereby waive any and all rights, including any rights of special equity or distribution of the Assets that in any way varies from the terms described herein and any and all security interests or liens that any of the Covered Persons may have on or in the Assets. The DeLoaches warrant that the Assets listed in Paragraph 2 are an accurate and complete representation of their holdings of real property (except for the real property included in the Retained Assets). The DeLoaches hereby agree that in the event the current titling of the Assets do not accurately reflect the ownership of such Assets, the DeLoaches will take all actions reasonably necessary to have all Assets, whether titled individually, jointly, with another party, or held in the name of a partnership, corporation, trust or entity in which they have an individual or joint interest, transferred to PBSJ immediately.

9. No Transfers. The DeLoaches in the exercise and control over all Assets transferred hereby shall not effect any transfer of the Assets that will adversely affect other rights PBSJ may receive by virtue of this Agreement.

10. Power of Attorney. Each of WSD and DBD hereby irrevocably make, constitute and appoint John Zumwalt and Bill Pruitt, and each of them, signing singly, with full power of substitution (the “Attorney”) to be each of their true and lawful Attorney-In-Fact for him or her, and in his or her name, place and stead to do each and all of the following acts on behalf of WSD and DBD, individually, with respect to the Assets:

(i) to negotiate, enter into and execute all documents or instruments necessary or appropriate to effectuate and/or complete the financing, refinancing or sale of real or personal property;

(ii) to execute all documents or instruments necessary or appropriate to take such other actions referenced herein,

(iii) to appoint, in writing, any person or persons, either natural or juridical, as additional Attorneys-In-Fact for the undersigned with the powers so designated in such appointment.

Each of William Scott DeLoach and Dani Blair DeLoach hereby individually and on behalf of each of the Covered Persons ratifies and confirms all that said Attorney shall lawfully do or cause to be done by virtue hereof; and hereby waives any and all notice of any such actions or transactions and furthermore agrees and covenants with any and all persons, partnerships, corporations, or entities that William Scott DeLoach or Dani Blair DeLoach will be bound by actions or transactions entered into in reliance on this Power of Attorney, even if such actions or transactions shall have been performed or executed a purported revocation of this Power of Attorney. The undersigned agree to hold harmless the Attorney for all actions taken by Attorney pursuant to this Power of Attorney other than for Attorney’s gross negligence or intentional misconduct. The parties acknowledge that the Power of Attorney provided for here is irrevocable and coupled with an interest.

11. Further Assurances.

(a) Immediately upon execution of this document each party shall execute, acknowledge and deliver all quit claim and other deeds necessary to transfer the real property described in Paragraph 2(a). Additionally, each party shall execute a bill of sale to PBSJ for all Assets transferred.

(b) The Covered Persons shall execute any form required by any lender to terminate any open line of credit such Covered Person has with such lender. Without limiting the foregoing, the DeLoaches agree not to make any additional draws or advances against any line of credit or borrowing secured by the Assets. Each party shall thereafter execute, acknowledge and deliver all documents or instruments reasonably required to carry out the provisions of this Agreement as may be necessary from time to time.

12. Partial Restitution. The transfer of such Assets referenced in Paragraph 2 above, and the transfer, assignment and delivery of the indicia of ownership of the Assets shall be in partial satisfaction of WSD’s restitutionary obligation to PBSJ to the extent of the realizable value of the Assets transferred to PBSJ under this Agreement.

13. Cooperation and Assistance. WSD Further agrees that he will cooperate and work with and at the request of PBSJ to recover all amounts that may be owed to PBSJ as a result of the misappropriation of its assets and any and all properties obtained by any person or entity with any misappropriated PBSJ funds, regardless of whether such misappropriation was effected by a third party or without WSD’s knowledge, assistance or acquiescence.

14. Not Settlement and Release. This Agreement is not intended by the parties to be a settlement or release of claims PBSJ may have against any Covered Party; provided however, that PBSJ agrees not to assert any claim to an ownership interest in the Retained Assets.

15. No Preclusion. Nothing herein shall preclude either party from bringing an action to enforce the provisions of this Agreement.

16. Interpretation of Agreement. No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted it.

17. Accurate Disclosure of Assets. The DeLoaches hereby represent and warrant that to the best of their knowledge they have provided PBSJ with a true and accurate disclosure of their financial circumstances, including, but not limited to, all holdings of real and personal property, whether held individually, jointly, by any of their minor children, or by virtue of an interest in a trust, partnership, corporation or entity. Each of WSD and DBD further represents and warrants that he and she, respectively, have not transferred, legally or fraudulently, any property of any kind, whether real or personal to any other individual, trust, partnership, corporation or entity for the purpose of avoiding transfer of ownership to PBSJ.

18. Independent Advice of Counsel. Each party represents that they have had the opportunity and right to independent legal advice by an attorney of their selection in the negotiation of this Agreement. Each party fully understands the facts as set forth in this Agreement and has signed this Agreement freely and voluntarily intending to be bound by it. Each acknowledges that there has been no duress, coercion, or undue pressure to sign this Agreement. Each party acknowledges that they have relied upon the advice of only their own respective legal counsel. Each party represents that he or she has in no way relied upon any communications, direct or indirect, from the other party’s legal representatives, and each represents there have been no communications from the other party’s legal representatives, directly or indirectly, which have in any way induced the party to enter into this Agreement.

19. Jurisdiction, Venue and Service of Process. The parties hereby agree irrevocably and unconditionally: (a) to submit to any legal action or proceeding to enforce, ratify, or interpret the provisions of this Agreement to the exclusive jurisdiction of the state or federal courts in the State of Florida; and (b) waive any objection that they may now or hereafter have to the venue of Miami-Dade County for any such action or proceeding or any objection that such action or proceeding was brought in an inconvenient forum. Each of the DeLoaches expressly consents and accepts service of process through their attorney, Jane Moscowitz, at 1111 Brickell Avenue, Suite 2050, Miami, FL 33131.

20. Attorney’s Fees, Costs and Suit Money. Each party shall pay his or her respective attorney’s fees associated with the preparation and negotiation of this Agreement. Further, a party who fails to comply with any provision or obligation contained in this Agreement shall fully pay the other party’s attorneys’ fees, costs and other expenses reasonably incurred in enforcing the Agreement and resulting from the noncompliance.

21. Modification or Revocation. No provision of this Agreement may be changed, waived or amended except in a writing signed by the parties. No failure to delay in exercising any right or remedy shall operate as a waiver, nor shall any single or partial exercise of any right or remedy preclude any other exercise of such right or remedy. A waiver in writing of any default shall apply only to the specific default identified in the waiver and shall not extend to any other defaults, whether or not of a similar nature.

22. No-Third Party Beneficiaries. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

23. Entire Agreement. This Agreement and all exhibits, schedules and attachments hereto contain the entire understanding of the parties regarding the Assets. It supersedes all previous agreements and understandings between the parties regarding those matters, other than the Agreement dated March 28, 2005 between PBSJ and WSD, to which DBD hereby consents. Each party specifically acknowledges and agrees that it has neither made nor relied upon any representation in entering this Agreement other than those specifically set forth above.

24. Severability. If any portion of this Agreement is held illegal, unenforceable, void or voidable by any Court, each of the remaining terms hereof will nevertheless remain in full force and effect of a separate contract. In that event, this Agreement is to be deemed modified and amended to the extent necessary to render it valid and enforceable.

25. Incompetence. Each of the parties agrees that, in the event that a party is adjudicated incompetent, this Agreement shall continue in full force and effect, and the rights and obligations hereunder of the party adjudicated incompetent shall inure to and become the responsibility of the duly appointed guardian of the property of such party.

26. Successors and/or Assigns. This Agreement shall be binding upon the heirs, successors and assigns and legal representatives of the parties hereto, as if in each and every case they were expressly named.

27. Effect and Failure to Enforce. The failure of a party to insist on strict performance of any provision of this Agreement shall not act as a waiver of any other subsequent breach.

28. Governing Law. This Agreement shall be governed by the laws of the State of Florida.

29. Headings and Captions. The headings and captions contained in this Agreement are for purposes of reference only and shall not affect the meaning or interpretation of the terms and provisions of this Agreement.

30. Counterparts. This Agreement may be executed in two or more counterparts (including facsimile versions), each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

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NOW THEREFORE, the undersigned have executed this Agreement as of the day and year first written above.

THE PBSJ CORPORATION

By:	/s/ John B. Zumwalt, III
Name:	John B. Zumwalt, III
Title:	Chairman and CEO

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

The foregoing instrument was subscribed and sworn to before me on this 22 day of April, 2005, by John B. Zumwalt, III who is personally known to me or who produced FL:DL as identification.

/s/ Stefani R. Dailey
[SEAL]	NOTARY PUBLIC

Stefani R. Dailey
Name of Notary Printed
My Commission Expires: January 22, 2007
My Commission Number is: DD 166208

/s/ William Scott DeLoach
William Scott DeLoach

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

The foregoing instrument was subscribed and sworn to before me on this              day of April, 2005, by William Scott DeLoach, who is personally known to me or who produced                                                                                   as identification.

/s/ Stefani R. Dailey
[SEAL]	NOTARY PUBLIC

Stefani R. Dailey
Name of Notary Printed
My Commission Expires: January 22, 2007
My Commission Number is: DD 166208

NOW THEREFORE, the undersigned have executed this Agreement as of the day and year first written above.

THE PBSJ CORPORATION

By:
Name:
Title:

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

The foregoing instrument was subscribed and sworn to before me on this 22 day of April, 2005, by William Scott DeLoach who is personally known to me or who produced                                                                                   as identification.

/s/ Darlene Carrera
[SEAL]	NOTARY PUBLIC

Darlene Carrera
Name of Notary Printed
My Commission Expires: 11-29-05
My Commission Number is: DD 075275

/s/ William Scott DeLoach
William Scott DeLoach

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

The foregoing instrument was subscribed and sworn to before me on this 22 day of April, 2005, by William Scott DeLoach. who is personally known to me or who produced as identification.

/s/ Darlene Carrera
[SEAL]	NOTARY PUBLIC

Darlene Carrera
Name of Notary Printed
My Commission Expires: 11-29-05
My Commission Number is: DD 095275

/s/ Dani Blair DeLoach
Dani Blair DeLoach

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

The foregoing instrument was subscribed and sworn to before me on this 22 day of April. 2005, by William Scott DeLoach, who is personally known to me or who produced                                                                                   as identification.

/s/ Darlene Carrera
[SEAL]	NOTARY PUBLIC